Exhibit 99.1

FOR IMMEDIATE RELEASE

Orion Properties Inc. Announces First Quarter 2025 Results

- Leased 380,000 Square Feet and an Additional 73,000 Square Feet Subsequent to Quarter End -
- Sold Three Vacant Properties Subsequent to Quarter End for $19.1 Million -
- Declares Dividend for Second Quarter 2025 -
- Reaffirms 2025 Outlook -

Phoenix, AZ, May 7, 2025 -- Orion Properties Inc. (NYSE: ONL) (“Orion” or the “Company”), a fully-integrated real estate investment trust (“REIT”) which owns a diversified portfolio of single-tenant net lease office properties including dedicated use assets located across the United States, announced today its operating results for the first quarter ended March 31, 2025.
Paul McDowell, Orion’s Chief Executive Officer, commented, “We have delivered strong leasing of over 450,000 square feet so far in 2025. Even more importantly, our leasing pipeline remains strong with a number of transactions in documentation and many more under discussion. While we cannot control the potential impacts related to the recently volatile macro economy, the tenor around leasing continues to be positive. We are also pleased that so far this year we have sold three additional vacant assets subsequent to quarter end, bringing our total to 22 properties sold since 2021, comprised of 2.2 million square feet. We remain focused on our strategy to increase our portfolio concentration over time toward more dedicated-use assets such as flex, laboratory, medical and governmental properties, and we expect these efforts will support greater renewal prospects and higher stabilized cash flow in the future.”
First Quarter 2025 Financial Highlights
•Total revenues of $38.0 million
•Net loss attributable to common stockholders of $(9.4) million, or $(0.17) per share
•Funds from Operations (“FFO”) of $8.8 million, or $0.16 per diluted share
•Core FFO of $10.7 million, or $0.19 per diluted share
•EBITDA of $15.9 million, EBITDAre of $17.6 million and Adjusted EBITDA of $17.4 million
•Net Debt to Annualized Year-to-Date Adjusted EBITDA of 7.48x
Financial Results
During the first quarter of 2025, the Company generated total revenues of $38.0 million, as compared to $47.2 million in the same quarter of 2024. The Company’s net loss attributable to common stockholders was $(9.4) million, or $(0.17) per share, during the first quarter of 2025, as compared to $(26.2) million, or $(0.47) per share in the same quarter of 2024. Core FFO for the first quarter of 2025 was $10.7 million, or $0.19 per diluted share, as compared to $20.4 million, or $0.36 per diluted share in the same quarter of 2024.
Leasing Activity
During the first quarter 2025, the Company entered into the following lease transactions (square feet in thousands):

Location	New Lease or Renewal	Square Feet	Term	Expected Commencement or Previous Expiration	New Expected Expiration
Buffalo, New York	New Lease	160	10.0 years	April 2026	March 2036
Denver, Colorado	Renewal	145	2.0 years	October 2026	October 2028
East Windsor, New Jersey	Renewal	42	8.0 years	March 2027	March 2035
Lincolnshire, Illinois	Renewal	33	10.0 years	October 2026	October 2036

The Lincolnshire, Illinois property is owned by the Company’s Unconsolidated Joint Venture with an affiliate of Arch Street Capital Partners, LLC (the “Arch Street Joint Venture”) and the Company’s proportionate share of the renewed square feet is 33,000 and the total rentable square feet of this property is 163,000. As described further under “Arch Street Joint Venture” below, the Company made a member loan to the Arch Street Joint Venture to fund leasing costs for this lease transaction.
The tenant at one of the Company’s Amherst, New York properties will be relocating to the Company’s currently vacant property in Buffalo, New York with the new lease expected to expire in March 2036. In connection with the relocation, the Amherst, New York lease which was previously scheduled to expire in October 2033 is now expected to expire in April 2026.
Subsequent to quarter end, the Company completed an additional 73,000 square feet of leasing activity, including a new 15.7-year, 46,000 square foot lease at its 166,000 square foot property in Parsippany, New Jersey. This formerly vacant property is now more than 60% leased to two tenants.
Disposition Activity
During April 2025, the Company closed on three vacant property dispositions for 287,000 square feet and an aggregate gross sales price of $19.1 million. As of May 7, 2025, the Company has agreements in place to sell two Operating Properties for an aggregate gross sales price of $27.3 million. The Company’s pending sale agreements are subject to a variety of conditions outside of our control, such as the buyer’s satisfactory completion of its due diligence and therefore, it cannot provide any assurance the transactions will close on the agreed upon price or other terms, or at all.
Real Estate Portfolio
As of March 31, 2025, the Company’s real estate portfolio consisted of 68 Operating Properties as well as a 20% ownership interest in the Arch Street Joint Venture, comprising six properties. Annualized Base Rent was $120.1 million, with 72.3% of Annualized Base Rent derived from Investment-Grade Tenants and 31.8% derived from properties deemed to be dedicated use assets. The Company’s Occupancy Rate was 74.3%, or 75.2% adjusted for three Operating Properties that are currently under agreements to be sold or have been sold following March 31, 2025, and the Weighted Average Remaining Lease Term was 5.2 years.
As of March 31, 2025, the Arch Street Joint Venture owned six real estate properties which had an Occupancy Rate of 100%, with 40.2% of Annualized Base Rent derived from Investment-Grade Tenants and a Weighted Average Remaining Lease Term of 7.1 years.
Arch Street Joint Venture
During February 2025, the Company made an additional member loan to the Arch Street Joint Venture of $8.3 million to fund leasing costs related to a lease extension that was completed for the Lincolnshire, Illinois property in the Arch Street Joint Venture portfolio. The Company’s member loan to the Arch Street Joint Venture, which had $8.9 million receivable as of March 31, 2025, earns interest at 15.0% per annum, matures on November 27, 2026 and is non-recourse and unsecured, and structurally subordinate to the Arch Street Joint Venture mortgage debt. Interest and principal are payable monthly solely out of the excess cash from the joint venture after payment of property operating expenses, interest and principal on the joint venture’s mortgage debt and other joint venture expenses and excess proceeds from the sale of any of the joint venture properties.
Balance Sheet and Liquidity
As of March 31, 2025, the Company had total debt of $531.2 million, comprising a $355.0 million securitized mortgage loan collateralized by 19 properties and maturing in February 2027 (the “CMBS Loan”), $132.0 million under the Company’s credit facility revolver maturing in May 2026, an $18.0 million mortgage loan secured by the Company’s San Ramon, California property and maturing in December 2031 (the “San Ramon Loan”), and $26.2 million which represents the Company’s proportionate share of mortgage indebtedness of the Arch Street Joint Venture maturing in November 2025 but may be extended until November 2026 if certain financial and operating covenants and other customary conditions are satisfied.
As of March 31, 2025, the Company had $227.8 million of liquidity, comprising $9.8 million cash and cash equivalents, including the Company’s proportionate share of cash from the Arch Street Joint Venture, as well as $218.0 million of available capacity on the credit facility revolver.
Dividend
On May 6, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.02 per share for the second quarter of 2025, payable on July 15, 2025, to stockholders of record as of June 30, 2025.

2025 Outlook
The Company is reaffirming the following guidance estimates for fiscal year 2025:

	Low		High
Core FFO per share	$0.61	-	$0.70
General and Administrative Expenses	$19.5 million	-	$20.5 million
Net Debt to Adjusted EBITDA	8.0x	-	8.8x
The Company’s guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in the Company’s filings with the SEC. The Company reminds investors that its guidance estimates include assumptions with regard to its shift in portfolio concentration towards more dedicated use assets, rent receipts and property operating expense reimbursements, the amount and timing of acquisitions, dispositions, leasing transactions, capital expenditures, interest rate fluctuations and expected borrowings, and other factors. These assumptions are uncertain and difficult to accurately predict and actual results may differ materially from our estimates. See “Forward-Looking Statements” below.
Webcast and Conference Call Information
Orion will host a webcast and conference call to review its results at 10:00 a.m. ET on Thursday, May 8, 2025. The webcast and call will be hosted by Paul McDowell, Chief Executive Officer and President, and Gavin Brandon, Chief Financial Officer, Executive Vice President and Treasurer. To participate, the webcast can be accessed live by visiting the “Investors” section of Orion’s website at onlreit.com/investors. To join the conference call, callers from the United States and Canada should dial 1-844-539-3703, and international callers should dial 1-412-652-1273, ten minutes prior to the scheduled call time.
Replay Information
A replay of the webcast may be accessed by visiting the “Investors” section of Orion’s website at onlreit.com/investors. The conference call replay will be available after 1:00 p.m. ET on Thursday, May 8, 2025 through 11:59 p.m. ET on Thursday, May 22, 2025. To access the replay, callers may dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and use passcode, 13751072.
Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release and the accompanying supplemental information as of and for the quarter ended March 31, 2025 (the “Supplemental Information Package”) contain certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, Funds Available for Distribution (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), and Adjusted EBITDA. Please see the attachments to this press release for how the Company defines these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
About Orion Properties Inc.
Orion Properties Inc. is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of office properties located in high-quality suburban markets across the United States and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company’s portfolio is comprised of traditional office properties, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. The Company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. On March 5, 2025, the Company changed its name from Orion Office REIT Inc. to Orion Properties Inc. to better describe its broader investment strategy to shift its portfolio concentration over time away from traditional office properties, towards more dedicated use assets that have an office component. The Company is headquartered in Phoenix, Arizona and has an office in New York, New York. For additional information on the Company and its properties, please visit onlreit.com.
Investor Relations Contact:
Email: investors@onlreit.com
Phone: 602-675-0338

About the Data
This data and other information described herein are as of and for the three months ended March 31, 2025, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Properties Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Report on Form 10-Q for the period ended March 31, 2025 and the Annual Report on Form 10-K for the year ended December 31, 2024.
Definitions
Annualized Base Rent is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12, including the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture. Annualized Base Rent is not indicative of future performance.
Average Capitalization Rate represents annualized average estimated Cash NOI of the property over the tenant's lease term divided by gross purchase price.
Cash Capitalization Rate represents annualized first year estimated Cash NOI of the property divided by gross purchase price.
CPI refers to a lease in which base rent is adjusted based on changes in a consumer price index.
Credit Rating of a tenant refers to the Standard & Poor's or Moody's credit rating and such rating also may reflect the rating assigned by Standard & Poor's or Moody's to the lease guarantor or the parent company as applicable.
Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot, in each case, as further defined in the applicable lease).
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our proportionate share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses. We also exclude certain non-cash items such as impairments of intangible and right of use assets, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and our proportionate share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Enterprise Value equals the sum of the Implied Equity Market Capitalization and Net Debt, in each case, as of an applicable date.
Fixed Charge Coverage Ratio is (a) Adjusted EBITDA divided by (b) the sum of (i) Interest Expense, excluding non-cash amortization and (ii) secured debt principal amortization on Adjusted Principal Outstanding. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Fixed Dollar or Percent Increase refers to a lease that requires contractual rent increases during the term of the lease agreement. A Fixed Dollar or Percent Increase lease may include a period of free rent at the beginning or end of the lease.

Flat refers to a lease that requires equal rent payments, with no contractual increases, throughout the term of the lease agreement. A Flat lease may include a period of free rent at the beginning or end of the lease.
Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above market leases, net of amortization of below market lease liabilities, straight-line rental revenue, amortization of the Unconsolidated Joint Venture basis difference and our proportionate share of FAD adjustments related to the Unconsolidated Joint Venture. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of the Company. FFO is not equivalent to our net income (loss) as determined under GAAP.
Nareit defines FFO as net income (loss) computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our proportionate share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, amortization of deferred financing costs, amortization of deferred lease incentives, net, equity-based compensation, amortization of premiums and discounts on debt, net and gains or losses on extinguishment of swaps and/or debt, and our proportionate share of Core FFO adjustments related to the Unconsolidated Joint Venture.
We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or a substantially similar measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties and the Company's proportionate share of such amounts related to properties owned by the Unconsolidated Joint Venture, net of gross intangible lease liabilities. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
GSA CPI refers to a General Services Administration ("GSA") lease that includes a contractually obligated operating cost component of rent which is adjusted annually based on changes in a consumer price index.
Implied Equity Market Capitalization equals shares of common stock outstanding as of an applicable date, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange on such date.

Industry is derived from the Global Industry Classification Standard ("GICS") Methodology that was developed by Morgan Stanley Capital International ("MSCI") in collaboration with S&P Dow Jones Indices to establish a global, accurate, complete and widely accepted approach to defining industries and classifying securities by industry.
Interest Coverage Ratio equals Adjusted EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's proportionate share of the Unconsolidated Joint Venture's interest expense incurred on its outstanding principal balance. This measure excludes the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined under GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Investment-Grade Tenants are those with a Credit Rating of BBB- or higher from Standard & Poor’s or a Credit Rating of Baa3 or higher from Moody’s. The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Rate equals the sum of Leased Square Feet divided by Rentable Square Feet and includes the Company’s proportionate share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.
Leased Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates and includes such amounts related to the Unconsolidated Joint Venture.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Month-to-Month refers to a lease that is outside of the contractual lease expiration, but the tenant has not vacated and continues to pay rent which may also include holdover rent if applicable.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's proportionate share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's proportionate share of the Unconsolidated Joint Venture's cash and cash equivalents, and less cash deposited with the credit facility lenders that was, in accordance with the terms of the credit facility revolver, used to prepay borrowings upon expiration or termination of the Company’s interest rate swap agreements. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments.

Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, and transaction related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. Cash NOI includes the proportionate share of such amounts from properties owned by the Unconsolidated Joint Venture. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
Non-Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date which have been excluded from Operating Properties due to the properties being vacant and repositioned, redeveloped, developed or held for sale.
Occupancy Rate equals the sum of Occupied Square Feet divided by Rentable Square Feet and includes the Company's proportionate share of such amounts related to the Unconsolidated Joint Venture, in each case, as of an applicable date.
Occupied Square Feet is Rentable Square Feet leased for which revenue recognition has commenced in accordance with GAAP and includes such amounts related to the Unconsolidated Joint Venture.
Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date, excluding Non-Operating Properties.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's proportionate share of leasable square feet of properties owned by the Unconsolidated Joint Venture.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs in accordance with the lease terms).
Unconsolidated Joint Venture or Arch Street Joint Venture means the Company's investment in the unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.
Unencumbered Asset Ratio equals Unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Unencumbered Gross Real Estate Investments equals Gross Real Estate Investments, excluding Gross Real Estate Investments related to properties serving as collateral for the Company's CMBS Loan and San Ramon Loan and the Company's proportionate share of properties owned by the Unconsolidated Joint Venture that are pledged as collateral under mortgage debt. Unencumbered Gross Real Estate Investments includes otherwise unencumbered properties which are part of the unencumbered property pool under our credit facility and therefore generally are not available to simultaneously serve as collateral under other borrowings.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease as of the applicable date, weighted based on Annualized Base Rent and includes the years remaining on each of the respective leases of the Unconsolidated Joint Venture, weighted based on the Company's proportionate share of Annualized Base Rent related to the Unconsolidated Joint Venture.

Forward-Looking Statements
Information set forth herein includes “forward-looking statements” which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, 2025 financial outlook, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. These factors include, among other things, those discussed below. Information regarding historical rent collections should not serve as an indication of future rent collections. We disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as may be required by law.
The following are some, but not all, of the assumptions, risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those presented in the forward-looking statements:
•the risk of rising interest rates, including that our borrowing costs may increase and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions;
•the risk that recent changes in United States trade policy and the imposition of new tariffs continue to create disruption in macroeconomic conditions and could adversely impact our lenders, tenants and prospective tenants, and cause them to reduce or decline to do business with us or fail to meet their obligations to us;
•the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, and changes in government budgetary priorities, will continue and the impact that may have on demand for office space at our properties;
•our ability to acquire new properties, convert certain vacant properties to multi-tenant use and sell non-core assets on favorable terms and in a timely manner, or at all;
•risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected;
•our assumptions concerning tenant utilization and renewal probability of dedicated use assets, and our ability to successfully execute on our strategy to shift our portfolio concentration over time away from traditional office properties, towards more dedicated use assets;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single-tenant properties;
•our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all;
•uncertainty as to whether the new Department of Government Efficiency, or DOGE, will lead to efforts by the General Services Administration to exercise termination options under or otherwise seek to terminate our leases with the United States Government or make it more likely the United States Government terminates the applicable lease at lease expiration;
•the cost of rent concessions, tenant improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to tenant termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;

•risks accompanying our investment in and the management of the Arch Street Joint Venture, our unconsolidated joint venture, in which we hold a non-controlling ownership interest, including that our joint venture partner may not be able to contribute its share of capital requirements;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•we may change our dividend policy at any time, and therefore the amount, timing and continued payment of dividends are not assured;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess of insured limits or uninsured losses;
•risks associated with the potential volatility of our common stock; and
•the risk that we may fail to maintain our income tax qualification as a real estate investment trust.
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

ORION PROPERTIES INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	March 31, 2025	December 31, 2024
Assets
Real estate investments, at cost:
Land	$223,706	$227,145
Buildings, fixtures and improvements	1,058,186	1,055,307
Total real estate investments, at cost	1,281,892	1,282,452
Less: accumulated depreciation	185,982	177,906
Total real estate investments, net	1,095,910	1,104,546
Accounts receivable, net	24,128	22,833
Intangible lease assets, net	89,525	95,944
Cash and cash equivalents	9,384	15,600
Real estate assets held for sale, net	14,923	9,671
Other assets, net	93,996	87,828
Total assets	$1,327,866	$1,336,422

Liabilities and Equity
Mortgages payable, net	$371,403	$371,222
Credit facility revolver	132,000	119,000
Accounts payable and accrued expenses	27,924	31,585
Below-market lease liabilities, net	19,988	20,596
Distributions payable	1,124	5,633
Other liabilities, net	20,631	23,130
Total liabilities	573,070	571,166

Common stock	56	56
Additional paid-in capital	1,148,461	1,148,223
Accumulated other comprehensive loss	(1)	(15)
Accumulated deficit	(395,036)	(384,348)
Total stockholders' equity	753,480	763,916
Non-controlling interest	1,316	1,340
Total equity	754,796	765,256
Total liabilities and equity	$1,327,866	$1,336,422

ORION PROPERTIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
Rental	$37,797	$46,995
Fee income from unconsolidated joint venture	204	202
Total revenues	38,001	47,197
Operating expenses:
Property operating	16,450	15,999
General and administrative	4,896	4,949
Depreciation and amortization	16,022	24,504
Impairments	1,709	19,685
Transaction related	64	110
Total operating expenses	39,141	65,247
Other (expenses) income:
Interest expense, net	(8,156)	(8,146)
Other income, net	253	163
Equity in loss of unconsolidated joint venture, net	(246)	(116)
Total other (expenses) income, net	(8,149)	(8,099)
Loss before taxes	(9,289)	(26,149)
Provision for income taxes	(66)	(77)
Net loss	(9,355)	(26,226)
Net income attributable to non-controlling interest	(6)	(6)
Net loss attributable to common stockholders	$(9,361)	$(26,232)

Weighted average shares outstanding - basic and diluted	56,043	55,803
Basic and diluted net loss per share attributable to common stockholders	$(0.17)	$(0.47)

ORION PROPERTIES INC.
FFO, CORE FFO AND FAD
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss attributable to common stockholders	$(9,361)	$(26,232)
Adjustments:
Depreciation and amortization of real estate assets	15,988	24,472
Impairment of real estate assets	1,709	19,685
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	469	464
FFO attributable to common stockholders	$8,805	$18,389
Transaction related	64	110
Amortization of deferred financing costs	912	924
Amortization of deferred lease incentives, net	104	123
Equity-based compensation	704	790
Other adjustments, net	50	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	14	29
Core FFO attributable to common stockholders	$10,653	$20,365
Amortization of above and below market leases, net	(354)	(537)
Straight-line rental revenue	(3,631)	(549)
Unconsolidated Joint Venture basis difference amortization	114	114
Capital expenditures and leasing costs	(8,341)	(3,445)
Other adjustments, net	73	108
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	11	(21)
FAD attributable to common stockholders	$(1,475)	$16,035

Weighted average shares outstanding - basic	56,043	55,803
Effect of weighted average dilutive securities (1)	267	55
Weighted average shares outstanding - diluted	56,310	55,858

FFO attributable to common stockholders per diluted share	$0.16	$0.33
Core FFO attributable to common stockholders per diluted share	$0.19	$0.36
FAD attributable to common stockholders per diluted share	$(0.03)	$0.29
____________________________________
(1)Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the performance thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the three months ended March 31, 2025 and 2024, as the effect would be antidilutive.

ORION PROPERTIES INC.
EBITDA, EBITDAre AND ADJUSTED EBITDA
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss attributable to common stockholders	$(9,361)	$(26,232)
Adjustments:
Interest expense, net	8,156	8,146
Depreciation and amortization	16,022	24,504
Provision for income taxes	66	77
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	977	860
EBITDA	$15,860	$7,355
Impairment of real estate assets	1,709	19,685
EBITDAre	$17,569	$27,040
Transaction related	64	110
Amortization of above and below market leases, net	(354)	(537)
Amortization of deferred lease incentives, net	104	123
Other adjustments, net	50	—
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	(7)	(7)
Adjusted EBITDA	$17,426	$26,729

ORION PROPERTIES INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended March 31,
	2025	2024
Interest expense - as reported	$8,156	$8,146
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(912)	(924)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	494	366
Interest Expense, excluding non-cash amortization	$7,738	$7,588

	Three Months Ended March 31,
Interest Coverage Ratio	2025	2024
Interest Expense, excluding non-cash amortization (1)	$7,738	$7,588
Adjusted EBITDA (2)	17,426	26,729
Interest Coverage Ratio	2.25x	3.52x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$7,738	$7,588
Proportionate share of Unconsolidated Joint Venture adjustments for secured debt principal amortization	467	—
Total fixed charges	8,205	7,588
Adjusted EBITDA (2)	17,426	26,729
Fixed Charge Coverage Ratio	2.12x	3.52x
____________________________________
(1)Refer to the Statement of Operations for interest expense calculated in accordance with GAAP and to the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statement of Operations for net income calculated in accordance with GAAP and to the EBITDA, EBITDAre and Adjusted EBITDA section above for the required reconciliation to the most directly comparable GAAP financial measure.

Net Debt	March 31, 2025	December 31, 2024
Mortgages payable, net	$371,403	$371,222
Credit facility revolver	132,000	119,000
Total debt - as reported	503,403	490,222
Deferred financing costs, net	1,597	1,778
Principal Outstanding	505,000	492,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	26,187	26,329
Adjusted Principal Outstanding	531,187	518,329
Cash and cash equivalents	(9,384)	(15,600)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	(393)	(425)
Net Debt	$521,410	$502,304

ORION PROPERTIES INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	March 31, 2025	December 31, 2024
Total real estate investments, at cost - as reported	$1,281,892	$1,282,452
Adjustments:
Gross intangible lease assets	278,405	284,108
Gross intangible lease liabilities	(38,660)	(45,473)
Non-Operating Properties total real estate investments, at cost	(11,113)	(11,113)
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments	46,043	45,588
Gross Real Estate Investments	$1,556,567	$1,555,562

	March 31, 2025	December 31, 2024
Net Debt Ratios
Net Debt (1)	$521,410	$502,304
Annualized Most Recent Quarter Adjusted EBITDA	69,704	66,316
Net Debt to Annualized Most Recent Quarter Adjusted EBITDA Ratio	7.48x	7.57x

Net Debt (1)	$521,410	$502,304
Annualized Year-to-Date Adjusted EBITDA (2)	69,704	82,849
Net Debt to Annualized Year-to-Date Adjusted EBITDA Ratio (2)	7.48x	6.06x

Net Debt (1)	$521,410	$502,304
Gross Real Estate Investments (1)	1,556,567	1,555,562
Net Debt Leverage Ratio	33.5%	32.3%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments	$909,665	$909,312
Gross Real Estate Investments (1)	1,556,567	1,555,562
Unencumbered Asset Ratio	58.4%	58.5%
____________________________________
(1)Refer to the Balance Sheets for total debt and real estate investments, at cost calculated in accordance with GAAP and to the table above for the required reconciliation to the most directly comparable GAAP financial measure. The Company's otherwise unencumbered properties are part of the unencumbered property pool under the related loan agreements and therefore, generally are not available to simultaneously serve as collateral under other borrowings.
(2)Year-to-date adjusted EBITDA for December 31, 2024 has not been annualized for the purpose of this calculation.